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                                                                     EXHIBIT 4.1





                          SHAREHOLDER RIGHTS AGREEMENT

         This Agreement, dated as of July 16, 1998, between El Paso Energy Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent").

                               W I T N E S S E T H

         WHEREAS, El Paso Natural Gas Company, a Delaware corporation ("El Paso"), the Company and El Paso Energy Merger Company, a Delaware corporation ("Merger Sub") and a direct, wholly owned subsidiary of the Company have entered into an Agreement and Plan of Merger, dated July 16, 1998, pursuant to which Merger Sub will merge with and into El Paso (the "Merger"), as a result of which each outstanding share of common stock, $3.00 par value per share, of El Paso will be converted into one share of common stock, $3.00 par value per share, of the Company (the "Common Stock"), and each one-half outstanding preferred stock purchase right of El Paso will be converted into one preferred stock purchase right (a "Right") associated with each share of Common Stock, each Right representing the right to purchase one two-hundredth (subject to adjustment as provided herein) of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A-1, as such Certificate of Designation shall be amended following the Merger as provided in the form of Amended Certificate of Designation attached hereto as Exhibit A-2, upon the terms and subject to the conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person, who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Company, shall be the Beneficial Owner of securities representing 15% or more of the Voting Power (other than as a result of a Permitted Offer) or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the Voting Power. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any of its subsidiaries, (iv) any Person or entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries


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for or pursuant to the terms of any such plan acting in such capacity and (B) no
Person shall become an "Acquiring Person" (i) as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person, provided, that if (1) a Person would become an Acquiring Person
(but for the operation of this subclause (i)) as a result of the acquisition of shares of Common Stock by the Company, and (2) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person; or (ii) if (1) within five Business Days after such Person would otherwise have become or, if such Person did so inadvertently, after such Person discovers that such Person would otherwise have become, an Acquiring Person (but for the operation of this subclause (ii)), such Person notifies the Board of Directors that such Person did so inadvertently, and (2) within two Business Days after such notification (or such greater period of time as may be determined by action of the Board, but in no event greater than five Business Days), such Person divests itself of a sufficient number of shares of Common Stock so that such Person is the Beneficial Owner of such number of shares of Common Stock that such Person no longer would be an Acquiring Person.

         (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the "Exchange Act").

         (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or





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     (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of a Beneficial Owner to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts or the State of New York are authorized or obligated by law or executive order to close.

         (f) "Close of Business" on any given date shall mean 5:00 P.M., Boston time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

         (g) "Common Stock" shall mean the Common Stock, $3.00 par value, of the Company or, in the event of a subdivision, combination or consolidation with respect to such Common Stock, the Common Stock resulting from such subdivision, combination or consolidation. "Common Stock" when used with reference to stock issued by any Person other than the Company shall mean the capital stock (or equity interest) with the greatest combined economic and voting power of such Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (h) "Disinterested Directors" shall mean the members of the Board who are not (i) employees of the Company, (ii) Acquiring Persons or their Affiliates or





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Associates or representatives of any of them, or (iii) any Person who was directly or indirectly proposed or nominated as a director of the Company by a Transaction Person.

         (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

         (j)    "Final Expiration Date" shall have the meaning set forth in
Section 7 hereof.

         (k) "Interested Stockholder" shall mean any Acquiring Person or Transaction Person or any Affiliate or Associate of an Acquiring Person or Transaction Person or any other Person in which any such Acquiring Person, Transaction Person, Affiliate or Associate has an interest which represents in excess of 5% of the total combined economic or voting power of such Person, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Transaction Person, Affiliate or Associate.

         (l) "Permitted Offer" shall mean (i) a tender or exchange offer for all outstanding shares of Common Stock (other than a tender or exchange offer which would constitute a Transaction) which is at a price and on terms determined, prior to the purchase of such shares under such tender or exchange offer, by at least a majority of the Disinterested Directors to be both adequate and otherwise in the best interests of the Company and its shareholders (other than the Person, or any Affiliate or Associate thereof, on whose behalf the offer is being made) taking into account all factors that such Disinterested Directors may deem relevant.

         (m) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (n) "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, $.01 par value per share, of the Company having the relative rights, preferences and limitations set forth in the Form of Certificate of Designation, Preferences and Rights attached to this Agreement as Exhibit A-1, as such Certificate of Designation shall be amended following the Merger as provided in the Amended Certificate of Designation attached hereto as Exhibit A-2.

         (o)    "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii) hereof.

         (p)    "Section 13 Event" shall mean any event described in clause (x),
(y) or (z) of Section 13(a) hereof.






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         (q)    "Stock Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

         (r) A "subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

         (s) "Transaction" shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of Common Stock of the Company which would result in a Person becoming a Transaction Person.

         (t)    "Transaction Person" with respect to a Transaction shall mean
(x) any Person who (i) is or will become an Acquiring Person or a Principal Party (as such term is defined in Section 13(b) hereof) if the Transaction were to be consummated and (ii) either (A) such Person directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction, or (B) the Transaction with such Person was approved by persons elected to the Board of Directors with the objective, for the purpose or with the effect of facilitating a merger or consolidation of the Company, a sale, mortgage or transfer, in one or more transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) or any transaction which would result in a Person becoming an Acquiring Person, or (y) an Affiliate or Associate of such a Person.

         (u)    "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         (v) "Voting Power" shall mean the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3. Issue of Right Certificates. (a) The Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock





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registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates (as defined below)) and not by separate Right Certificates, and the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company) until the earliest to occur of (i) the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company's Board of Directors) after the date of the commencement by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both clauses (i) and (ii) of this Section 3(a), any such date which is after the date of this Agreement and prior to the issuance of the Rights) or (iii) twenty Business Days prior to the date on which a Transaction is reasonably expected to become effective or be consummated (the earliest of such dates being herein referred to as the "Distribution Date"); provided, however, that if the tender or exchange offer referred to in clause (ii) above is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, and the Rights Agent will countersign and send, or cause to be sent, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) Upon the execution and delivery of this Agreement, or as soon as practicable thereafter, the Company shall file the full text of this Agreement and the Summary of Rights to Purchase Preferred Stock in substantially the form of Exhibit C hereto (the "Summary of Rights") with the Securities and Exchange Commission. With respect to certificates for the Common Stock, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for the Common Stock shall also constitute the transfer of the Rights associated with the Common Stock.






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         (c)    Certificates issued for Common Stock which become outstanding
(including, without limitation, reacquired Common Stock referred to in the last sentence of Section 3(c)) prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights and from and after the date hereof shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Shareholder Rights Agreement between El Paso Energy Corporation (the "Company") and BankBoston, N.A. (the "Rights Agent") dated as of July 16, 1998 (the "Shareholder Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Shareholder Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Shareholder Rights Agreement without charge after receipt by the Company's corporate secretary of a written request therefor from such holder. Under certain circumstances set forth in the Shareholder Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Interested Stockholder (as defined in the Shareholder Rights Agreement) and any subsequent holder may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any shares of Common Stock prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

         Section 4. Form of Right Certificate. (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one two-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one two-hundredth of a share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Right Certificate issued pursuant to Section 3(a) or Section 23 hereof that represents Rights beneficially owned by an Interested Stockholder and any Right Certificate issued at any time upon the transfer of any Rights to such an Interested Stockholder or to any nominee of such Interested Stockholder which are null and void pursuant to Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate hereof referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Interested Stockholder. Accordingly, this Right Certificate and the Rights represented hereby are null and void.

Provisions of Section 7(e) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate. The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence of any Interested Stockholder.

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of such Right Certificate for transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificate. Subject to the provisions of Sections 4(b), 7(e) and 15 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one two-hundredths of a share of Preferred Stock (or, following a Triggering Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to the provisions of Section 4(b), Section 7(e) and Section 15 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one two-hundredths of a share of Preferred Stock (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the Close of Business on July 7, 2002 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (the "Redemption Date"), (iii) the time at which the Rights are exchanged as provided in Section 25 hereof, or (iv) the consummation of a transaction contemplated by Section 13(e) hereof.

         (b) From and after the date hereof, the Purchase Price for each one two-hundredth share of Preferred Stock pursuant to the exercise of a Right shall be $75.00, subject to adjustment from time to time as provided in the third sentence of this Section 7(b) and in Sections 11 and 13(a) hereof. The Purchase Price shall be payable in accordance with Section 7(c) below. Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall
(i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of Common Stock, then in any such case, each share of Common Stock outstanding following such subdivision, combination or consolidation shall continue to have one Right (subject to adjustment as provided herein) associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event, and the number of fractional shares of Preferred Stock issuable upon exercise of each Right shall be proportionately adjusted to equal the result obtained by multiplying the number of fractional shares of Preferred Stock for which a Right is exercisable immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares of Preferred Stock (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Company, the

Rights Agent shall, subject to Section 21(k), thereupon promptly (i)(A) requisition from any transfer agent of the shares of Preferred Stock certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent (if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary) depositary receipts representing such number of one two-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

         In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii) hereof, the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) hereof and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by
Section 11(a)(ii) hereof.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

         (e) Notwithstanding anything in this Agreement to the contrary, if an Interested Stockholder engages in or there occurs one or more of the transactions set forth in Section 11(a)(ii) or Section 13(a) on or after the time the Interested Stockholder became such, then any Rights that are or were on or after the earlier of the Distribution Date or the Stock Acquisition Date beneficially owned by (i) an Interested Stockholder, (ii) a transferee of an Interested Stockholder who becomes a transferee after the Interested

Stockholder becomes such, or (iii) a transferee of an Interested Stockholder who becomes a transferee prior to or concurrently with the Interested Stockholder becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Interested Stockholder to holders of equity interests in such Interested Stockholder or to any Person with whom the Interested Stockholder has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Interested Stockholder or its transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise (other than a partial exercise), transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to Company.

         Section 9. Reservation and Availability of Capital Stock. The Company covenants and agrees that at all time prior to the occurrence of a
Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a
Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

         So long as the shares of Preferred Stock (and, after the occurrence of a Section 11(a)(ii) Event, shares of Common Stock, or any other securities, as the case may be) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

         The Company further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         The Company shall use its best efforts to (i) file, as soon as practicable following the Stock Acquisition Date (or, if required by law, at such earlier time following the Distribution Date as so required), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii).

The Company will also take such action as may be appropriate under the blue sky laws of the various states.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) transfer books of the Company are open.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11:

         (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock,
     (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
     Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this

     Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

         (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall, for a period of 60 days after the later of (i) the occurrence of any such event or (ii) the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company (or, in the discretion of the Board of Directors, one two-hundredths of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one two-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and (y) dividing that product by 50% of the then current per share market price of the Company's Common Stock (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

         (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued (and unreserved) shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing
     Section 11(a)(ii) and the Rights become so exercisable (and the Board has determined to make the Rights exercisable into fractions of a share of preferred stock), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement,
     (A) a number of shares (or fractions of shares) of Common Stock (up to the maximum number of shares of Common Stock which may permissibly be issued) and (B) a number of one two-hundredths of a share of Preferred Stock or a number of (or fractions of) other equity securities of the Company (or, in the discretion of the Board, debt securities) which the Board has determined to have the same aggregate current market value (determined pursuant to Sections 11(d)(i) and 11(d)(ii) hereof, to the extent applicable) as one share of Common Stock (such number of shares (or fractions of shares) of Preferred Stock (or other equity securities or debt securities of the Company) being referred to as a "capital stock equivalent"), equal in the aggregate to the number of Adjustment Shares; provided, however, if sufficient shares of Common Stock and/or capital stock equivalents are unavailable, then the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional shares of Common Stock or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined). As used herein, the term "Adjusted Number of Shares" shall be equal to that number of shares (or fractions of shares) of Common Stock (and/or capital stock equivalents) equal to the product of (x) the number of Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (and/or shares or units of common stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of shares of Common Stock available) (such fraction being referred to as the "Proration Factor"). The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock and capital stock equivalents upon exercise of the Rights among holders of Rights.

         (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or shares having the same rights and privileges as the Preferred Stock ("equivalent preferred stock")) or securities convertible into shares of Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred stock) less than the then current per share market price of the Preferred Stock (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to reflect the current per share market price equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board, making a market in the Security. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. Subject to Section 11(d)(ii) hereof, if any Security is not publicly held or so listed or traded, "current per share market price" of such Security shall mean the fair market value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

         (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in the foregoing Section 11(d)(i). If the Preferred Stock is not publicly traded, the current per share market price of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to the foregoing Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

         (e) Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one two-hundredth of a share of Preferred Stock or one hundred-hundredth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

         (f)    If, as a result of an adjustment made pursuant to Section 11(a)
(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a) through 11(c) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of two-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one two-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth of a share of Preferred Stock) obtained by (i) multiplying (A) the number of one two-hundredths of a share of Preferred Stock covered by a Right immediately prior to this adjustment of the Purchase Price by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one two-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one two-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one two-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one two-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one two-hundredths of a share of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one two-hundredths of a share of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price.

         (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one two-hundredths of a share of Preferred Stock, Common Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one two-hundredths of a share of Preferred Stock, Common Stock or other securities of the Company, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

         (n) The exercise of Rights under Section 11(a)(ii) hereof shall only result in the reduction of rights under Section 11(a)(ii) hereof to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13 hereof.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 7(b), 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, on or following the Stock Acquisition
Date or, if a Transaction is proposed, the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any Interested Stockholder or, if in such merger or consolidation all holders of Common Stock are not offered the same consideration, any other Person, (y) the Company shall consolidate with, or merge with, any Interested Stockholder or, if in such merger or consolidation all holders of Common Stock are not offered the same consideration, any other Person and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders (and relative percentage holdings of each such holder) of such securities not having changed as a result of such merger or consolidation) or
(z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Interested Stockholder or, if in such transaction all holders of Common Stock are not offered the same consideration, any other Person (other than the Company or any subsidiary of the Company in one or more transactions each of which does not violate Section 14(b) hereof), then, and in each such case (except as provided in Section 13(e) hereof), proper provision shall be made so that (A) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, and in lieu of Preferred Stock, such number of shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, rights of first refusal, encumbrances or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Purchase Price by the number of one two-hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (2) 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;
(C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall only apply to such Principal Party following the first occurrence of a
Section 13 Event; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

         (b)    "Principal Party" shall mean

                (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and

                (ii) in the case of any transaction described in (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any of the foregoing cases, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above of this Section 13(b) shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of shares of its authorized Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and 13(b) hereof and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in Section 13(a) hereof, the Principal Party at its own expense shall

                (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under
Section 11(a)(ii) hereof and shall survive any exercise thereof.

         (d) The Company shall not consummate any such merger, consolidation, sale or transfer which shall be a Transaction unless prior thereto certificates evidencing the Rights have been distributed in accordance with Section 3(a) to holders of Common Stock not less than twenty business days prior to the date on which the Transaction becomes effective or is consummated.

         (e) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) hereof if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

         Section 14. Additional Covenants. (a) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a subsidiary of the Company in a transaction which does not violate Section 14(b) hereof), (ii) merge with or into any other Person (other than a subsidiary of the Company in a transaction which does not violate Section 14(b) hereof), or (iii) sell or transfer (or permit any subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, to any other Person or Persons (other than the Company and/or any of its subsidiaries in one or more transactions each of which does not violate Section 14(b) hereof) if (x) at the time of or after such consolidation, merger or sale or transfer there are any charter or by-law provisions of the Company or any other Person or any rights, warrants or other instruments of the Company or any other Person outstanding or agreements in effect or any other action taken which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

         (b) The Company covenants and agrees that, after the earlier of (i) the Stock Acquisition Date and (ii) the Distribution Date, it will not, except as permitted by Section 24 or Section 28 hereof, take (or permit any of its subsidiaries to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of which is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 15. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the

Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board, making a market in the Rights. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are one two-hundredths or integral multiples of one two-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are one two-hundredths or integral multiples of one two-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one two-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not one two-hundredth or integral multiples of one two-hundredth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For purposes of this Section 15(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive shares of Common Stock or capital stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Stock, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such Common Stock, capital stock equivalents or other securities. In lieu of fractional shares or units of such Common Stock, capital stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such capital stock equivalents or other securities. For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one two-hundredth of a share of Preferred Stock.

         (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 16. Rights of Action. All rights of action in respect of this Agreement excepting the rights of action given to the Rights Agent under Section 19 hereof are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to, this Agreement.

         Section 17. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

         (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 18. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 19. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement. In no case shall the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 20. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current per share market price of any Security) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except its countersignature thereof). All such statements and recitals are, and shall be deemed to have been made, by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable; nor shall it be under any duty to make any independent investigation or determination of the identity of any Acquiring Person or any Affiliate or Associate thereof, but shall be entitled to rely, in the absence of instructions identifying any such Person, on representations made by holders of Right Certificates.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights

Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificates surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of the State of New York or the Commonwealth of Massachusetts (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the Commonwealth of Massachusetts), in good standing, having a principal office in the State of New York or the Commonwealth of Massachusetts, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 (or such lower number as approved by the Board) or (b) an affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 23. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the earliest of the Redemption Date, the Final Expiration Date and the consummation of a transaction contemplated by Section 13(e) hereof, the Company (a) shall with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that no Right Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 24.   Redemption and Termination.


         (a)    (i)    The Board of Directors of the Company may, at its option,
     redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") at any time prior to the earlier of
     (A) the occurrence of a Section 11(a)(ii) Event or (B) the Final Expiration Date, and the Company may, at its option, pay the Redemption Price either in Common Stock (based on the current per share market price, as defined in Section 11(d) hereof, of the Common Stock at the time of redemption) or cash; provided, however, that if the Company elects to pay the Redemption Price in Common Stock, the Company shall not be required to issue any fractional Common Stock and the number of Common Stock issuable to each holder of Rights shall be rounded down to the next whole share.

                (ii) In addition, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a), either (x) if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of voting securities of the Company in a transaction, or series of transactions, (which did not result in the occurrence of an event described in Section 11(a)) such that such Person is thereafter a Beneficial Owner of securities representing 5% or less of the Voting Power, (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons, and (3) the transfer or other disposition described in clause (1) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries or (y) in connection with any event specified in Sections 11(a)(ii) or 13(a) in which all holders of Common Stock are offered the same consideration and not involving an Interested Stockholder or any other Person in which such Interested Stockholder has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Interested Stockholder or (z) following the occurrence of an event set forth in, and the expiration of any period during which the holder of Rights may exercise the rights under, Section 11(a)(ii) if and for as long as the Interested Stockholder is not thereafter the Beneficial Owner of securities representing 15% or more of the Voting Power.

                (iii) Notwithstanding anything to the contrary in this Agreement, including, without limitation, the provisions of Sections 24
     (a)(i) and (a)(ii) hereof, in the event that a majority of the Board of Directors is comprised of persons elected at a meeting of shareholders who were not nominated by the Board of Directors in office immediately prior to such meeting (including successors of such persons elected to the Board of Directors) with the objective or for the purpose of either facilitating a Transaction or circumventing directly or indirectly the provisions of this
     Section 24(a)(iii), then (1) the Rights may not be redeemed for a period of 365 days following the effectiveness of such election if such redemption is reasonably likely to have the objective, purpose or effect of facilitating a Transaction, and (2) the Rights may not be redeemed following such 365-day period if (x) such redemption is reasonably likely to have the objective, purpose or effect of facilitating a Transaction and (y) during such 365-day period, the Company enters into any agreement, arrangement or understanding with any Transaction Person which is reasonably likely to have the purpose or effect of facilitating a Transaction.

         (b)    In the case of a redemption permitted under Section 24(a)(i) and
(a)(iii) hereof, immediately upon the date for redemption set forth in (or determined in the manner specified in) a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. In the case of a redemption permitted under Section 24(a)(ii) and (a)(iii) hereof, evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following the giving of notice or the expiration of any period during which the rights under Section 11(a)(ii) hereof may be exercised. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such date for redemption set forth in a resolution of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 24 and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         (c)    In the case of a redemption permitted under Section 24(a)(i) and
(a)(iii) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and
(ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

         Section 25. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii) hereof) for Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction involving either the Common Stock or the Preferred Stock occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, any entity holding Common Stock for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 25, the Company, at its option, may substitute Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(b) hereof) for some or all of the Common Stock exchangeable for Rights, at the initial rate of two-hundredth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

         (d) The Board of Directors of the Company shall not authorize any exchange transaction referred to in Section 25(a) hereof unless at the time such exchange is authorized there shall be sufficient Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit the exchange of Rights as contemplated in accordance with this Section 25.

         Section 26. Notice of Certain Events. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regularly quarterly cash dividend), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a subsidiary of the Company in a transaction which does not violate Section 14(b) hereof), or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its subsidiaries in one or more transactions each of which does not violate Section 14(b) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above of this Section 26(a) at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

         (b) In case of a Section 11(a)(ii) Event, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the foregoing Section 26(a) to Preferred Stock shall be deemed thereafter to refer also, if appropriate, to Common Stock and/or, if appropriate, other securities of the Company.

         Section 27. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, and addressed (until another address is filed in writing with the Rights Agent) as follows:

                   El Paso Energy Corporation
                   1001 Louisiana Street
                   Houston, Texas  77002

                   Attention:  General Counsel

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, and addressed (until another address is filed in writing with the Company) as follows:

                   BankBoston, N.A.
                   c/o Boston EquiServe Limited Partnership
                   150 Royall Street
                   Canton, MA  02021

                   Attention:  Client Administration
                   (1998 El Paso Energy Corporation Rights Agreement)

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Stock shall be sufficiently given or made if sent by first-class mail, postage prepaid, and addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 28. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Interested Stockholder); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 19 or 21 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         Notwithstanding anything contained in this Agreement to the contrary, in the event that a majority of the Board of Directors is comprised of persons elected at a meeting of shareholders who were not nominated by the Board of Directors in office immediately prior to such meeting (including successors of such persons elected to the Board of Directors) with the objective or for the purpose of either facilitating a Transaction or circumventing directly or indirectly the provisions of this Section 28, then (A) for a period of 365 days following the effectiveness of such action, this Agreement shall not be amended or supplemented in any manner reasonably likely to have the objective, purpose or effect of facilitating a Transaction and (B) no amendments or supplements may be made following such 365-day period if (1) such amendment or supplement is reasonably likely to have the objective, purpose or effect of facilitating a Transaction and (2) during such 365-day period, the Company enters into any agreement, arrangement or understanding with any Transaction Person which is reasonably likely to have the objective, purpose or effect of facilitating a Transaction.

         Section 29. Determination and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Right Certificates.

         Section 30. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 31. Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) and nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement.

         Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 33. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

         Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



Attest:                                   EL PASO ENERGY CORPORATION

   /s/ DAVID L. SIDDALL
-------------------------------
Name:  David L. Siddall
Title: Corporate Secretary

                                          By:   /s/ H. BRENT AUSTIN
                                             -----------------------------------
                                             Name:  H. Brent Austin
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


Attest:                                   BANKBOSTON, N.A.
                                            as Rights Agent



   /s/ PAUL L. EORI                       By:   /s/ KATHERINE ANDERSON
------------------------------------         -----------------------------------
Name:  Paul L. Eori                          Name:  Katherine Anderson
Title: Senior Account Manager                Title: Administration Manager

                                                                     Exhibit A-1

                                     Form of

                           Certificate of Designation,

                            Preferences and Rights of

                  Series A Junior Participating Preferred Stock

                                       of

                           El Paso Energy Corporation





                            (Pursuant to Section 151
            of the General Corporation Law of the State of Delaware)




         I, Britton White Jr., Executive Vice President and General Counsel of El Paso Energy Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY as follows:

         That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, said Board of Directors adopted the following resolution creating a series of 2,750,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

         RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Restated Certificate of Incorporation the Board of Directors hereby creates a series of Preferred Stock of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

          Section 1. Designation and Amount. There shall be a series of Preferred Stock, par value $.01 per share, of the Company which shall be designated as "Series A

Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be 2,750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

         Section 2. Dividends and Distributions.

            (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $3.00 per share (the "Common Stock"), of the Company and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after July 28, 1992 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.


          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President and Chief Executive Officer of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
          (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
          (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

            (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

           (i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

           (ii) Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

           (iv) Purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            Section 6. Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 100 times $75 or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common

Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

            (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

            Section 8. Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

            Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

            Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, I have executed this Certificate and do affirm the foregoing as true under penalties of perjury this ____ day of July, 1998.



                                         EL PASO ENERGY CORPORATION


                                         By:
                                            ------------------------------------
                                             Britton White, Jr.
                                             Executive Vice President
                                             and General Counsel
Attest:


----------------------------------
David L. Siddall
Corporate Secretary

                                                                     Exhibit A-2

                       Amended Certificate of Designation,

                            Preferences and Rights of

                  Series A Junior Participating Preferred Stock

                                       of

                           El Paso Energy Corporation




                            (Pursuant to Section 151
            of the General Corporation Law of the State of Delaware)

         I, Britton White, Jr., Executive Vice President and General Counsel of El Paso Energy Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY as follows:

         FIRST, that pursuant to a Certificate of Designation, Preferences and Rights filed on July , 1998 in the Office of the Secretary of State of the State of Delaware, the Company has authorized 2,750,000 shares of a series of Preferred Stock designated Series A Junior Participating Preferred Stock. No shares of Series A Junior Participating Preferred Stock have been issued.

         SECOND, that pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation and Section 151 (g) of the General Corporation Law of the State of Delaware, said Board of Directors adopted the following resolution amending the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company:

         RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Restated Certificate of Incorporation and Section 151 (g) of the General Corporation Law of the State of Delaware, the Board of Directors hereby amends the Certificate of Designation,

Preferences and Rights of Series A Junior Participating Preferred Stock of the Company (the "Certificate of Designation") as follows:

         1. Section 2(A) of the Certificate of Designation is hereby amended to read in its entirety as follows

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $3.00 per share (the "Common Stock"), of the Company and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25, or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Company shall at any time after July 22, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         2. Section 3(A) of the Certificate of Designation is hereby amended to read in its entirety as follows:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         3. Section 6(A) of the Certificate of Designation is hereby amended to read in its entirety as follows:

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 200 times $75 or 200 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         4. Section 7 of the Certificate of Designation is hereby amended to read in its entirety as follows:

         Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property then in any such event the shares of Series A Junior Participating Preferred

Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         5. Except as expressly set forth herein, the Certificate of Designation shall remain in full force and effect without modification.

         6. This Amended Certificate of Designation shall be effective as of
12.01 a.m. on August 3, 1998.

         IN WITNESS WHEREOF, I have executed this Amended Certificate of Designation and do affirm the foregoing as true under penalties of perjury this _______ day of July, 1998.


                                       EL PASO ENERGY CORPORATION


                                       By:
                                          --------------------------------------
                                          Britton White, Jr.
                                          Executive Vice President
                                          and General Counsel

Attest:


-------------------------------
David L. Siddall
Corporate Secretary

                                                                       EXHIBIT B

                            Form of Right Certificate

Certificate No. R-                                                 ______ Rights



            NOT EXERCISABLE AFTER JULY 7, 2002, OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS AN INTERESTED STOCKHOLDER, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.



                                Right Certificate
                           EL PASO ENERGY CORPORATION

         This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement, dated as of July 16, 1998 (the "Shareholder Rights Agreement"), between El Paso Energy Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Shareholder Rights Agreement) and prior to 5:00 P.M., New York, New York time, on July 7, 2002, unless the Rights evidenced hereby shall have been previously redeemed by the Company, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one two-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the Company, at a purchase price of $75.00 per one two-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one two-hundredths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase

Price set forth above, are the number and Purchase Price as of ____________, ____ based on the shares of Preferred Stock as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Shareholder Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Interested Stockholder (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Interested Stockholder who becomes a transferee after the Interested Stockholder becomes such, or (iii) under certain circumstances specified in the Shareholder Rights Agreement, a transferee of any such Interested Stockholder who becomes a transferee prior to or concurrently with the Interested Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Shareholder Rights Agreement, the Purchase Price and the number of one two-hundredths of a share of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Shareholder Rights Agreement).

         This Right Certificate is subject to all of the terms, provisions and conditions of the Shareholder Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Shareholder Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the principal office or offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Shareholder Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of

$.01 per Right (subject to adjustment as provided in the Shareholder Rights Agreement) payable in shares of Common Stock or cash.

         The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right as defined in the Shareholder Rights Agreement.

         The Company will not be required to issue fractions of shares of Preferred Stock (other than fractions which are one two-hundredth or integral multiples of one two-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are one two-hundredth or integral multiples of one two-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock other than fractions that are multiples of one two-hundredth of a share of Preferred Stock, the Company will pay to the registered holders of Right Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock as defined in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Shareholder Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Shareholder Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Shareholder Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the signature of the proper officers of the Company and its corporate seal. Dated as of _______,_____.


[SEAL]
ATTEST:                                         EL PASO ENERGY CORPORATION
Attest:
By                                              By
     ----------------------------                 ------------------------------
     Name:                                        Name:
     Title:                                       Title:



Countersigned:

BANKBOSTON, N.A.,
         as Right Agent


By
     ----------------------------
     Authorized Signatory
     Name:
     Title:

                    Form of Reverse Side of Right Certificate
                               FORM OF ASSIGNMENT
                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ___________________________________________________________
hereby sells, assigns and transfers unto_______________________________________
_______________________________________________________________________________
                  (Please print name and address of transferee)

_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, _____


                                                ________________________________
                                                Signature
Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

--------------------------------------------------------------------------------

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Interested Stockholder thereof (as such terms are defined in the Shareholder Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was or subsequently became an Interested Stockholder.

                                                ________________________________
                                                Signature

-------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE
         (To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock, Common Stock or such other securities issuable upon the exercise of such Rights at this time as follows:

                                                  Please Insert
                                                  Number of Rights
                                                  To Be Exercised
                                                  ---------------

         (i)   Preferred Stock Exercise
                                                  -------------
         (ii)  Section 11(a)(ii) Exercise
                                                  -------------
         (iii) Section 13 Exercise
                                                  -------------

         The undersigned requests that certificates for such shares of Preferred Stock, Common Stock or other securities be issued in the name of:

Please insert social security
or other identifying number ___________________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number ___________________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________

--------------------------------------------------------------------------------

Dated: _________, ____
                                                    ____________________________
                                                    Signature
Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

--------------------------------------------------------------------------------

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Interested Stockholder thereof (as such terms are defined in the Shareholder Rights Agreement) and (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Interested Stockholder.

                                                      __________________________
                                                      Signature

--------------------------------------------------------------------------------

                                     NOTICE

         The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever. (In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Interested Stockholder (as such terms are defined in the Shareholder Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C


                                                                  August 3, 1998

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

         UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN INTERESTED STOCKHOLDER (AS DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.

         El Paso Natural Gas Company, a Delaware corporation ("El Paso"), El Paso Energy Corporation, a Delaware corporation (the "Company") and El Paso Energy Merger Company, a Delaware corporation ("Merger Sub") and a direct, wholly owned subsidiary of the Company entered into an Agreement and Plan of Merger, dated July 16, 1998, pursuant to which effective August 1, 1998, Merger Sub merged with and into El Paso, with El Paso as the surviving corporation, as a result of which each outstanding share of common stock, $3.00 par value per share, of El Paso has been converted into one share (or equal fraction thereof) of common stock, $3.00 par value per share, of the Company (the "Common Stock"), and each one-half outstanding preferred stock purchase right of El Paso has been converted into one preferred stock purchase right (a "Right") associated with each share of Common Stock. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one two-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a price of $75.00 per one two-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement, dated as of July 16, 1998 (the "Shareholder Rights Agreement"), between the Company and BankBoston, N.A. (the "Rights Agent").

         The Rights are attached to all certificates representing outstanding shares of Common Stock, and no separate Right Certificates (as hereinafter defined) have been distributed. The Rights will separate from the shares of Common Stock on the earliest to occur of (i) the first date of public announcement that a person or "group" has acquired beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of the Company (as hereinafter defined); or (ii) ten (10) business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person; or (iii) twenty business days prior to the date on which a Transaction (as defined in the Shareholder Rights Agreement) is reasonably expected to become effective or be consummated (the earliest of such dates being called the "Distribution Date"). A person or group whose acquisition of voting securities causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person". The first date of public announcement that a person or group has become an Acquiring Person is the "Stock Acquisition Date".

         The Rights Agreement provides that until the Distribution Date the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Shareholder Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain shares of Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M., New York, New York time, on July 7, 2002, unless earlier redeemed by the Company as described below.

         In the event that any person becomes an Acquiring Person (except pursuant to a Permitted Offer as hereinafter defined), each holder of a Right will have (subject to the terms of the Shareholder Rights Agreement) the right (the "Flip-In Right") to receive upon exercise the number of shares of Common Stock, or, in the discretion of the Board of Directors of the Company, the number of one two-hundredths of a share of Preferred Stock (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Shareholder Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. A "Permitted Offer" is a tender or exchange offer for all outstanding shares of Common Stock which is at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by a majority of Disinterested Directors (as hereinafter defined) to be adequate (taking into account all factors that such Disinterested Directors deem relevant) and otherwise in the best interests of the Company and its stockholders (other than the person or any affiliate or associate thereof on whose basis the offer is being made) taking into account all factors that such Disinterested Directors may deem relevant. "Disinterested Directors" are directors of the Company who are not officers of the Company and who are not Acquiring Persons or affiliates or associates thereof, or representatives of any of them, or any person who was directly or indirectly proposed or nominated as a director of the Company by a Transaction Person (as defined in the Shareholder Rights Agreement).

         In the event that, at any time following the Stock Acquisition Date or, if a Transaction is proposed, the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Interested Stockholder, or, if in such transaction all holders of shares of Common Stock are not offered the same consideration, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of two-hundredths of a share of Preferred Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Preferred Stock, (ii) upon the grant to holders of the shares of Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Preferred Stock at a price, or securities convertible into shares of Preferred Stock with a conversion price, less than the then current market price of the shares of Preferred Stock or (iii) upon the distribution to holders of the shares of Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         The Purchase Price payable, and the number of two-hundredths of a share of Preferred Stock or other securities issuable, upon exercise of the Rights are also subject to adjustment in the event of a stock split of the shares of Common Stock, or a stock dividend on the shares of Common Stock payable in shares of Common Stock, or subdivisions, consolidations or combinations of the shares of Common Stock occurring, in any such case, prior to the Distribution Date.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such




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Purchase Price. No fractional two-hundredths of a share of Preferred Stock will be issued, and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Preferred Stock on the last trading day prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors of the Company. Additionally, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price after the triggering of the Flip-In Right and before the expiration of any period during which the Flip-In Right may be exercised in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of shares of Common Stock are not offered the same consideration but not involving a Transaction Person (as defined in the Shareholder Rights Agreement), (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as no person beneficially owns securities representing 15% or more of the voting power of the Company's voting securities or (iii) if the Acquiring Person reduces his ownership below 5% in transactions not involving the Company. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable, and in any event, only after 10 business days' prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The shares of Preferred Stock purchasable upon exercise of the Rights will be non-redeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 200 times the dividend declared on each share of Common Stock, but in no event less than $25 (the equivalent of $.25 per share of common stock). In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of 200 times $75 or 200 times the payment made per each share of Common Stock. Each share of Preferred Stock will have 200 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 200 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one two-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         In the event that a majority of the Board of Directors of the Company is comprised of persons elected at a meeting of stockholders who were not nominated by the Board of Directors in office immediately prior to such meeting (including successors of such persons elected to the Board of Directors), then for 365 days following such meeting, the Shareholder Rights Agreement may not be amended and the Rights may not be redeemed if such amendment or redemption, as the case may be, is reasonably likely to facilitate a combination or sale, mortgage or other transfer of assets or earning power (a "Transaction") with a Transaction Person (as defined below). The Shareholder Rights Agreement may not be amended and the Rights may not be redeemed thereafter if during such 365 day period the Company enters into any agreement reasonably likely to facilitate a Transaction with a Transaction Person and the amendment or redemption, as the case may be, is reasonably likely to facilitate a Transaction with a Transaction Person.
          A "Transaction Person" with respect to a Transaction means (x) any Person who (i) is or will become an Acquiring Person or a Principal Party (as such term is defined in the Shareholder Rights Agreement) if the Transaction were to be consummated and (ii) either (A) such Person directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction, or (B) the Transaction with such Person was approved by persons elected to the Board of Directors with the objective, for the purpose or with the effect of facilitating a merger or consolidation of the Company, a sale, mortgage or transfer, in one or more transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) or any transaction which would result in a Person becoming an Acquiring Person, or (y) an Affiliate or Associate of such a Person.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         A copy of the Shareholder Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 8-A. A copy of the Shareholder Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Shareholder Rights Agreement, which is incorporated herein by reference.